Exhibit 21

SUBSIDIARIES

	Name	Jurisdiction

1.	TRO, Inc	IL

2.	Capital Retail Systems, Inc	OH

3.	Consolidated Stores Corporation	OH
4.	Mac Frugal’s Bargains Close-outs Inc	DE

5.	PNS Stores, Inc	CA

6.	West Coast Liquidators, Inc	CA

7.	CSC Distribution, Inc	AL

8.	Closeout Distribution, Inc	PA

9.	Consolidated Property Holdings, Inc	NV

10.	C.S. Ross Company	OH

11.	Great Basin LLC	DE

12.	Industrial Products of New England, Inc	ME

13.	Midwestern Home Products, Inc	DE

14.	Midwestern Home Products Company, Ltd	OH

15.	Tool and Supply Company of New England, Inc	DE

16.	SS Investments Corporation	DE

17.	Sonoran LLC	DE

18.	Sahara LLC	DE

19.	Barn Acquisition Corporation	DE

20.	Fashion Barn, Inc	NY

21.	Fashion Barn of New Jersey, Inc	NJ

22.	Fashion Barn of Florida, Inc	FL

23.	Fashion Barn of Indiana, Inc	IN

24.	Fashion Barn of Pennsylvania, Inc	PA

25.	Fashion Barn of Oklahoma, Inc	OK

26.	Fashion Barn of Texas, Inc	TX

27.	Fashion Barn of Ohio, Inc	OH

28.	Fashion Outlets Corp	NY

29.	Fashion Barn of Vermont, Inc	VT

30.	Fashion Barn of Virginia, Inc	VA

31.	Fashion Barn of South Carolina, Inc	SC

32.	Fashion Barn of North Carolina, Inc	NC

33.	Fashion Barn of West Virginia, Inc	WV

34.	Fashion Bonanza, Inc	NY

35.	Rogers Fashion Industries, Inc	NY

36.	Saddle Brook Distributors, Inc	NY

37.	DTS, Inc	NY

38.	Fashion Barn of Missouri, Inc	MO

39.	Fashion Barn, Inc	MA

40.	Fashion Barn of Georgia, Inc	GA

FORM 10-K	Page 45